Exhibit 10.2

FORM OF

TIME-BASED RESTRICTED STOCK AWARD AGREEMENT

NORTHEAST COMMUNITY BANCORP, INC.

2022 EQUITY INCENTIVE PLAN

(NON-EMPLOYEE DIRECTORS)

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the NorthEast Community Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors of NorthEast Community Bancorp, Inc. (“Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided to each person granted a Restricted Stock Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:

2.	Date of Grant:

3.	Number of Shares Subject to this Restricted Stock Award:

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award shall vest on:

Vesting Date (1)	Number of Shares Vesting

(1)	If a Vesting Date falls on a non-business day, the Restricted Stock Award will vest on the next business day.

5.            Terms and Conditions.

(a)	Voting. The Participant will have the right to vote the unvested shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

(b)	Dividends. Any dividends or distributions (cash or stock) declared with respect to shares of Common Stock subject to this Restricted Stock Award will be distributed subject to the same restrictions and the same vesting schedule as the underlying shares of Common Stock on which the dividend was declared. For the avoidance of doubt, in no event will dividends be paid to a Participant on any Restricted Stock Award prior to the date on which the Restricted Stock Award vests.

6.            Delivery of Shares. Delivery of shares of Common Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

7.            Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all Restricted Stock Awards subject to this Agreement will become fully vested. A “Change in Control” will be deemed to have occurred as described in Section 9.3 of the Plan.

8.            Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.4 of the Plan.

9.            Effect of Termination of Service on Restricted Stock Award.

Notwithstanding Section 4 above, the following special vesting and exercise rules will apply if your service with the Company and its Affiliates terminates before your Restricted Stock Award has vested in full:

(a)            Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Common Stock subject to this Agreement will vest upon the date of such separation from service.

(b)            Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested shares of Common Stock subject to this Agreement will vest. Your Disabled status must become effective prior to the date of your separation from service in order to be recognized under this Agreement.

(c)            Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Common Stock subject to this Agreement that has not vested will expire and be forfeited. For purposes of this Agreement, the term “Cause” means: (i) willful misconduct by the Participant that in the reasonable determination of the Board has caused or is likely to cause material injury to the reputation or business of the Company or Affiliate; (ii) any act of fraud, material misappropriation or other dishonesty by the Participant; (iii) the Participant’s violation of his or her fiduciary duties to the Company or its Affiliates or his or her violation of the Company’s Code of Business Conduct and Ethics, as reasonably determined by the Board; or the Participant’s conviction of a felony.

(d)            Involuntary Termination for Reasons other than Cause or Resignation for Good Reason not in Connection with a Change in Control. In the Committee’s sole discretion, any unvested portion of this Restricted Stock Award may be accelerated in connection with a Participant’s resignation for Good Reason or Involuntary Termination for reasons other than Cause.

(e)            No Other Special Vesting Rights. Unless otherwise determined by the Committee, no accelerated vesting of your Restricted Stock Awards will apply except as specified in Section 9(a) through (d) above. If you forfeit Restricted Stock Awards at any time, you will cease to have any rights with respect to such forfeited Restricted Stock Awards.

10.           Tax Consequences. All non-employee directors are self-employed and are not subject to mandatory tax-withholding upon the vesting of a Restricted Stock Award.

11.          Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, provided that no such amendment shall adversely affect in a material way your rights hereunder without your written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Company’s stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of your Restricted Stock Awards and this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant of the Restricted Stock Awards as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

12.           No Continuation of Service. Neither the Plan nor this Award will confer upon the Participant any right to continue in the Service of the Company or any of its affiliates, or limit in any respect the right of the Company or its affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

13.          Transferability. The Restricted Stock Awards may not be sold, pledged, assigned, or transferred in any manner; other than by will or the laws of descent. Any such purported sale, pledge, assignment, or transfer in violation of this Agreement shall be void and of no effect.

14.          Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unpaid portion of this Restricted Award is to be paid in case of the Participant’s death.

15.          Interpretation. The Participant accepts the Restricted Stock subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

16.          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.          Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

18.          Governing Law. This Agreement will be construed in accordance with the laws of the State of New York without regard to the application of the principles of conflicts of laws.

19.          Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

20.          Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

NorthEast Community Bancorp, Inc.

325 Hamilton Avenue

White Plains, NY 10601

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 20 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of this Restricted Stock Award set forth above.

NORTHEAST COMMUNITY BANCORP, INC.

By:
Kenneth A. Martinek
Chairman and Chief Executive Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

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